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                                                                 Exhibit 10.10

                          Memorandum of Understanding
Plaintiffs in the consolidated actions (collectively, the "Actions") entitled Michael Germano v. Cognitronics Corporation and Matthew J. Flanigan, Civ. 3:93 CV 539 (CFD), Barry L. Bragger, et al. v. Matthew J. Flanigan and
Cognitronics, Inc., Civ. 3:93 CV 546 (CFD), and John M. Mitnick v.
Cognitronics Corp., Matthew J. Flanigan and G. Sullivan, Civ. 3:93 CV01106
(CFD), pending in the United States District Court for the District of Connecticut (the "Court"), on behalf of themselves and the class set forth below, have reached an agreement providing for (i) the settlement of the
Actions against, and the release of, defendants Cognitronics Corporation ("Cognitronics"), Matthew J. Flanigan ("Flanigan"), and Garrett Sullivan ("Sullivan") (Collectively, the "Defendants"), and (ii) the release of all persons other than the Defendants who were directors and/or officers of Cognitronics at any time during the period from October 29, 1992 through March 12, 1993 (the "Released Directors and Officers") on the terms and subject to the conditions set forth below, which shall be incorporated in a Stipulation of Settlement to be executed by the parties to this Memorandum of
Understanding (the "Settlement").
1. In exchange for a complete release by plaintiffs, as specifically described in Paragraph 6 below, and other consideration in favor of the Defendants and the Released Directors and Officers, Cognitronics and National Union Fire Insurance Company of Pittsburg, Pa. ("National Union"), on behalf of defendants Flanigan and Sullivan (the "Individual Defendants") and the Released Directors and Officers, shall pay the aggregate cash sum of
$2,300,000, which shall be deposited into trust accounts (the "Settlement Fund"), as hereinafter described.
2. A portion of the Settlement Fund in the amount of $1,500,000.00 was deposited on December 31, 1997 into a trust account of D'Amato & Lynch, counsel to National Union, at Citibank, N.A., 120 Broadway, New York, New York and invested in U.S. Treasury securities, or their equivalent. The interest accruing in such account shall become part of the Settlement Fund. Within twenty (20) days of the execution of this Memorandum of Understanding, the remaining $800,000 portion of the Settlement Fund shall be deposited into a trust account of Hughes Hubbard & Reed LLP, attorneys for Cognitronics, at
Chase Manhattan Bank, which shall be invested in U.S. Treasury securities or their equivalent. The interest accruing in such account shall become part of the Settlement Fund.
3. Following final Court approval of the Settlement, the Settlement Fund, after deduction of notice and settlement administration costs, plaintiffs' counsel's fees, expenses and individual awards approved by the Court, and any taxes and related expenses, will be distributed to the Class consisting of all persons and entities who purchased Cognitronics' common stock on the open market during the period from October 29, 1992 through March 11, 1993, inclusive (the "Class Period"). Excluded from the Class are the Defendants in the Actions, the Released Directors and Officers, members of the immediate family of each of the Individual Defendants and the Released Directors and Officers, any entity with which any Defendant or any of the Released Directors and Officers is affiliated (as that term is defined in Rule 12b-2 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended) and the legal representatives, heirs, successors, predecessors in interest or assigns of any Individual Defendant or any of the Released Directors and Officers.
4.     The Settlement Fund shall advance and pay all reasonable costs of notice of the proposed Settlement required by Rule 23(e) of the Federal Rules of Civil Procedure.  These costs shall be limited to the costs relating to
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printing and first class mailing of the notice (including broker and other nominee expenses relating to the notice) and publication of the notice to shareholders required under said Rule 23(e). Plaintiffs and their counsel shall not be liable for such notice costs so advanced and paid from the Settlement Fund, regardless of whether the Settlement is finally approved.
5. In the event the Settlement is not finally approved by the Court, the Settlement Fund, less the notice costs required to be advanced, paid or accrued under paragraph 4 hereof, shall be released from the trust accounts and returned to the funders thereof pro rata in accordance with the funders' respective contributions to the Settlement Fund. In the event the Settlement is finally approved, the Settlement Fund, less notice costs advanced, paid or accrued, shall be transferred to Wolf Popper LLP, as Chairman of Plaintiffs' Executive Committee. After deduction for settlement administrative costs, and plaintiffs' attorneys fees and expenses awarded by the Court, the amount remaining from the Settlement Fund shall be distributed pursuant to a plan of allocation proposed by Plaintiff's Executive Committee and approved by the Court. Defendants shall have no reversionary interest in the Settlement Fund once the Settlement is finally approved by the Court.
6. The Settlement shall be conditioned solely on (i) the execution of an appropriate Stipulation of Settlement and other customary documentation by the parties to this Memoranudm of Understanding and (ii) approval by the Court.
The Stipulation of Settlement will provide for a release of all claims, known and unknown, that plaintiffs and members of the Class have and may have against any of the Defendants, any of the Released Directors and Officers, any Related Party (i.e., any agent, attorney, accountant, insurer, advisor, representative, independent contractor, affiliate, heir, or associate) of the Defendants and of the Released Directors and Officers by reason of or in any way related to the purchase, acquisition, ownership or sale of Cognitronics' common stock or in any way connected with (a) any acts or omissions or failure to act during the Class Period which are or could have been alleged or referred to in the Actions, or (b) the adequacy of disclosure or the filing of or failure to file with the Securities Exchange Commission or any other governmental agency at any time during the Class Period or the dissemination of or failure to disseminate at any time during the Class Period any reports, representations, announcements or other statements, or any other act or omission or failure to act occurring during the Class Period, concerning, in each case, any Cognitronics' common stock or Cognitronics' business operations, transactions, financial condition, prospects or earnings.
7. Contemporaneously with the execution of the Stipulation of Settlement, National Union, Cognitronics, and the Individual Defendants will execute a Release and Settlement Agreement, which will provide, inter alia, (a) for mutual releases of all claims, known and unknown, that Cognitronics and/or the Individual Defendants have or may have against National Union, or that
National Union has or may have against Cognitronics and/or the Individual Defendants, under National Union policy no. 440-06-95, by reason of or based upon (i) any of the Actions, (ii) the Settlement and/or (iii) acts, failures to act, omissions, misrepresentations or other subject matter that were or could have been alleged in the Actions, including any claim that Cognitronics or National Union breached any obligation under policy no. 440-06-95 and (b)
for the allocation between Cognitronics and National Union of the payment of the settlement funds and defense costs.
8.     Plaintiffs' counsel intend to apply for an award of attorneys' fees in an aggregate amount of up to one-third (33 1/3%) of the Settlement Fund, plus expenses, payable out of the Settlement Fund. Plaintiffs' counsel also intend to apply for individual awards in amounts not to exceed $15,000 in total to the three named plaintiffs, Michael Germano, Barry L. Bragger and John M. Mitnick, for having acted as class representatives, payable out of the
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Settlement Fund.  The Defendants shall not oppose plaintiffs' applications for attorneys' fees, expenses, and individual awards to the named plaintiffs.
9.     Nothing contained in this Memorandum of Understanding, the Stipulation of Settlement, the releases and other agreements executed in connection with the Settlement shall be construed as an admission by any Defendant of any alleged liability, fault or wrongdoing, whatsoever, of the Defendants or any of them.
10.     The Settlement shall be presented to the Court for a fairness hearing as soon as practicable.
     11. This Memorandum of Understanding may be executed in four original counterparts - one for each of the signatories hereto and one for the Court
(if required).Dated:  January 28, 1998
                                           WOLF POPPER LLP
                                           By:
                                           Robert M. Kornreich
                                           Chairman of Plaintiffs' Executive
                                           Committee on Behalf of all Plaintiffs

                                           HUGHES HUBBARD & REED LLP
                                           By:
                                           Robert W. Brundige, Jr.
                                           Attorneys for all Defendants

                                           D'AMATO & LYNCH
                                           By:
                                           Charles Bramham
                                           Attorneys for National Union Fire
                                           Insurance Company of Pittsburgh, Pa.